Exhibit 10.6

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.

Subscription Booklet

Name of Investor: ______________________________________________

IN ORDER TO INVEST:

Please email this completed and executed Subscription Booklet, the applicable tax form(s) and any requested "know your customer" information to:

Redwood Enhanced Income Corp.
c/o Redwood Capital Management, LLC
250 West 55th Street
26th Floor
New York, NY 10019
Email: ssiegler@redwoodcap.com

Inquiries regarding the completion of this Subscription Booklet should be directed to Steven Siegler (telephone: 212.970.1413, email: ssiegler@redwoodcap.com) of Redwood Capital Management, LLC.

If the prospective investor does not wish to subscribe for shares of common stock in Redwood Enhanced Income Corp. (the "Fund"), or if the prospective investor's subscription is rejected, please return to the Adviser this Subscription Booklet, the Confidential Private Placement Memorandum of the Fund dated February 2022 (as supplemented from time to time, the "Memorandum") and all drafts of the Fund's Articles of Incorporation (as amended from time to time, the "Charter"), the Fund's bylaws (as amended from time to time, the "Bylaws"), the Investment Advisory Agreement by and between the Fund and Redwood Capital Management, LLC (the "Adviser") (as amended from time to time, the "Advisory Agreement") and the Administration Agreement by and between the Fund and the Adviser (in its capacity as administrator) (as amended from time to time, the "Administration Agreement") (such Memorandum, Charter, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the "Fund Documents"). Such agreements and materials contain highly confidential information, including trade secret, commercial and financial information, regarding the Adviser and its investment entities. Any disclosure of this information could cause competitive harm to the Adviser and its affiliates. By reading the information contained in such agreements and materials, each prospective investor agrees that this information (i) shall be used by such prospective investor solely in connection with making its investment decision with respect to the common stock of the Fund and shall not be used by such prospective investor for any other purpose, (ii) shall not, without the prior express written consent of the Adviser, be reproduced, duplicated disclosed or delivered, in whole or in part, to any other person (other than confidentially to legal counsel and professional advisors to prospective investors) and (iii) shall be retained for only so long as is necessary.

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.

INSTRUCTIONS

This Subscription Booklet relates to the offering of shares of common stock in the Fund. Each prospective Investor should read the Fund Documents and the attached Subscription Agreement. Each investor in the Fund (an "Investor") must complete all of the applicable subscription documents included in this Subscription Booklet in the manner described below. For purposes hereof, the "Investor" is the person or entity for whose account the shares of common stock in the Fund are being purchased. If the Subscription Agreement contained herein (the "Subscription Agreement") is being completed by a nominee, custodian or trustee on behalf of an Investor, please refer to Section 10(y) of the Subscription Agreement.

1.	Each Investor must type or clearly print its name on the cover page of the Subscription Booklet, as well as complete the Investor Signature Page to the attached Subscription Agreement, and sign or have an authorized signatory of the Investor sign on its behalf where indicated on the Investor Signature Page.

2.	Each Investor must complete the Investor Information Sheet.

3.	Each Investor must read and complete and, where required, execute each of Exhibits A – D.

4.	Each Investor must execute and deliver U.S. Internal Revenue Service withholding Form W-9, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-8ECI, as applicable. The relevant forms are available at www.irs.gov. If delivering a Form W-8IMY, the Investor must deliver executed withholding forms for each of its beneficial owners. Failure to include a properly completed and executed tax form may result in amounts being withheld for taxes at the maximum applicable rates when a lower rate might have applied if the appropriate tax form had been included.

5.	Each Investor must email the completed and executed Subscription Agreement, the applicable tax form(s) and any requested "know your customer" information to Redwood Enhanced Income Corp., c/o Redwood Capital Management, LLC, 250 West 55th Street, 26th Floor, New York, NY 10019 email: ssiegler@redwoodcap.com.

6.	Please note that the attached Subscription Agreement contains a power of attorney that enables the Fund to execute, on behalf of the Investor, documents relating to the Investor's investment in the Fund, including the Fund Documents and duly approved amendments thereto.

Inquiries regarding the Fund Documents should be directed to Steven Siegler (telephone: 212.970.1413, email: ssiegler@redwoodcap.com) of Redwood Capital Management, LLC.

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.

SUBSCRIPTION AGREEMENT

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.
SUBSCRIPTION AGREEMENT

THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE OR OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. SHARES IN THE FUND ARE BEING OFFERED AND SOLD (I) IN THE UNITED STATES TO "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND OTHER SIMILAR EXEMPTIONS UNDER THE LAWS OF THE STATES AND JURISDICTIONS WHERE THE OFFERING WILL BE MADE. THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES AND THERE CAN BE NO ASSURANCE THAT SUCH MARKET WILL DEVELOP IN THE FUTURE. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THIS SUBSCRIPTION AGREEMENT AND UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS THEREUNDER.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND (AS DEFINED BELOW) AND THE TERMS OF THE OFFERING OF THE SHARES, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

To:	Redwood Enhanced Income Corp. c/o Redwood Capital Management, LLC 250 West 55th Street, 26th Floor New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Confidential Private Placement Memorandum of the Fund dated February 2022 (as supplemented from time to time, the "Memorandum"), relating to the offering of shares of common stock, par value $0.001 per share ("Shares"), of Redwood Enhanced Income Corp., a Maryland corporation (the "Fund"), the Fund's Articles of Incorporation, in the form attached hereto as Appendix A (as amended from time to time, the "Charter"), the Fund's bylaws, in the form attached hereto as Appendix B (as amended from time to time, the "Bylaws"), the Investment Advisory Agreement by and between the Fund and Redwood Capital Management, LLC (the "Adviser"), in the form attached hereto as Appendix C (as amended from time to time, the "Advisory Agreement"), and the Administration Agreement by and between the Fund and the Adviser (in its capacity as administrator, the "Administrator"), in the form attached hereto as Appendix D (as amended from time to time, the "Administration Agreement") (such Memorandum, Charter, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the "Fund Documents"). For the avoidance of doubt, reference to the "Adviser" shall include any successor or additional investment adviser, in its capacity as investment adviser of the Fund.

Proprietary, Trade Secret and Confidential

1.            Sale and Purchase of Shares. Subject to the terms and conditions hereof, including the acceptance of this subscription agreement (this "Agreement") by the Fund, and in reliance upon the representations, warranties and covenants of the respective parties contained herein, (a) the Fund agrees to sell to you (the "Investor") and you irrevocably offer to subscribe for and agree to purchase Shares of the Fund through periodic calls of all or a portion of the capital amounts of your aggregated capital commitments (the "Capital Commitment") for the total commitment amount indicated on the signature page of this Agreement (subject to any provisions of this Agreement which may provide otherwise), which shall become contractually binding upon acceptance by the Fund, in its sole discretion, and (b) the Investor agrees to be bound by the terms and provisions of this Agreement and the Fund Documents. The Investor hereby agrees that, in the event it is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Investor shall be required to enter into an agreement covering such additional capital commitment. The minimum Capital Commitment is $5,000,000, although lesser amounts may be accepted at the sole discretion of the Adviser. Any portion of distributions made by the Fund to an Investor during the Investment Period (as defined below) that represents a return of such Investor's capital contributions to the Company, as determined by the Fund's board of directors will increase the amount of such Investor's Capital Commitment and may be drawn down by the Fund.

2.            Other Subscription Agreements. The Investor understands that the Fund has entered into or expects to enter into separate subscription agreements (the "Other Subscription Agreements" and, together with this Agreement, the "Subscription Agreements") with other subscribers (the "Other Subscribers") providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Investor and the Other Subscribers are to be separate sales.

3.            Subject Closing. The closing of the Investor's subscription for the Shares (the "Subject Closing") shall take place on the date that this Agreement is first accepted in whole or in part by the Fund (such date being the date filled in by the Fund on the signature page hereto). On the Drawdown Date or Catch-up Date (each as defined below) corresponding with the Investor's initial Drawdown Purchase or Catch-up Purchase (each as defined below), assuming the Subject Closing has taken place, the Investor shall be registered as a stockholder of the Fund.

4.            Subsequent Closings.

(a)            The final closing of the Fund (the "Final Closing") will occur on the 12-month anniversary of the date on which the Fund first accepts a subscription from any outside Investor. Through the Final Closing, the Fund may, at the Adviser's sole discretion, hold one or more subsequent closings on such dates as the Adviser determines (each date on which a subsequent closing is held, a "Subsequent Closing Date"). Upon or following the acceptance of an Investor's Capital Commitment on any Subsequent Closing Date, such Investor shall be required to purchase from the Fund, on one or more occasions (all of which shall be on or prior to the next Drawdown Date), each pursuant to a Catch-up Notice (as defined below), an aggregate number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Investor, such Investor's Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of each prior Investor (other than Defaulting Investors (as defined below)) that has previously funded a Drawdown Purchase (each such purchase, a "Catch-up Purchase"). Notice of a Catch-up Purchase (a "Catch-up Notice") will be delivered to an Investor at least five (5) business days prior to the applicable Catch-up Date and shall set forth (i) the amount, in U.S. Dollars, of the Catch-up Purchase for such Investor, (ii) the date on which payment for the applicable Catch-up Purchase is due (the "Catch-up Date") and (iii) wire instructions for funding of the Catch-up Purchase. Any Investor increasing its Capital Commitment on any Subsequent Closing Date shall be treated as if it were making a new Capital Commitment in the Fund.

(b)            "Net Contributed Capital" means (i) the aggregate amount of capital contributions that have been made to the Fund by all Investors less (ii) the aggregate amount of distributions categorized as a return of capital made by the Fund to all Investors. Net Contributed Capital does not take into account distributions of the Fund's investment income (i.e., proceeds received in respect of interest payments, dividends or fees) to all Investors. Net Contributed Capital with respect to each Investor shall be calculated on the basis of such Investor's capital contributions and return of capital distributions made to such Investor.

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(c)            "Net Contributed Capital Percentage" means, with respect to an Investor, the percentage determined by dividing such Investor's Net Contributed Capital by such Investor's Capital Commitment.

5.            Drawdowns; Catch-ups.

(a)            The sale and purchase of the Shares shall take place on such dates and times and at such places as shall be selected by the Adviser. The initial investment associated with the Investor's Shares and each subsequent investment in the Fund shall be made by the Investor in such installments and on such dates as the Adviser may from time to time request in accordance with and subject to the provisions of this Agreement. The Investor shall be required to fund a capital contribution to purchase Shares (each such purchase, a "Drawdown Purchase") following delivery by the Fund of a notice of a drawdown (a "Drawdown Notice"); provided that during any "Suspension Period" (as defined in the Memorandum), the Investor will not be obligated to pay amounts due under Drawdown Notices that the Fund may issue other than in respect of "Permitted Activities" (as defined in the Memorandum). Drawdown Notices shall be delivered to each Investor at least five (5) business days prior to the date on which contributions will be due (each such date, a "Drawdown Date") and shall set forth (i) the amount, in U.S. Dollars, of the Drawdown Purchase for such Investor, (ii) the Drawdown Date for the applicable Drawdown Purchase, (iii) the aggregate amount of capital that is being drawn down from all stockholders of the Fund, (iv) the Investor's share of capital drawn and (v) wire instructions for funding of the Drawdown Purchase.

(b)            For each Drawdown Date following the initial Drawdown Date applicable to any Investor and for each Catch-up Date, the price per Share will equal the Fund's then-current net asset value per Share ("NAV per Share") as of the end of the most recently completed calendar quarter prior to the applicable Drawdown Date or Catch-up Date, subject to the limitations of Section 23 of the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"), which generally prohibits the Fund from issuing shares at a price below the then-current NAV per Share, as determined as of a time within 48 hours, excluding Sundays and holidays, next preceding the time of such determination. No Investor shall be required to invest more than the total amount of its Capital Commitment.

(c)            Each Drawdown Purchase amount and each Catch-up Purchase amount shall be payable in U.S. Dollars and in immediately available funds. Payment of a Drawdown Purchase or a Catch-up Purchase shall be made on or prior to the applicable Drawdown Date and as promptly as possible after delivery of a Drawdown Notice or Catch-up Notice, as applicable. The delivery of a Drawdown Notice or Catch-up Notice to the Investor shall be the sole and exclusive condition to its irrevocable and unconditional obligation to pay the amount of such Drawdown Purchase or Catch-up Notice, without any right of offset, reduction, counterclaim or defense.

(d)            No Investor who participates in the Initial Closing (as defined in the Memorandum), nor any subsequent Investor who participates at any Subsequent Closing Date, shall be required to fund a Drawdown Purchase or Catch-up Purchase with respect to such participation until each subsequent Investor has first been required to purchase the number of Shares necessary to ensure that such subsequent Investor's Net Contributed Capital Percentage is equal to the Net Contributed Capital Percentage of each Investor (other than Defaulting Investors) who participated in the Initial Closing (as defined in the Memorandum) or at any Subsequent Closing Date. Subject to this requirement, Drawdown Purchases will generally be allocated among Investors with Undrawn Capital Commitments (as defined below) proportionate to each Investor's Capital Commitment.

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Proprietary, Trade Secret and Confidential

(e)            Concurrent with any payment of all or a portion of the amount of a Drawdown Purchase or Catch-up Purchase, the Fund shall issue to the Investor a number of Shares equal to (i) the amount of such Drawdown Purchase or Catch-up Purchase funded by the Investor on the applicable Drawdown Date or Catch-up Date divided by (ii) the NAV per Share as of such Drawdown Date or Catch-up Date. For the avoidance of doubt, the Fund shall not issue Shares for any portion of the Investor's Capital Commitment that has not been paid to the Fund and used to purchase Shares pursuant to one or more Drawdown Notices or Catch-up Notices (the "Undrawn Capital Commitment").

(f)            Each Investor's "Commitment Period" shall commence on the date that the Fund first accepts, in whole or in part, such Investor's Subscription Agreement and will continue until the earliest of (i) a "Liquidity Event" (as defined in the Memorandum), (ii) the termination of the "Investment Period" (as defined in the Memorandum) and (iii) the wind down or dissolution of the Fund. After the termination of the Investor's Commitment Period, the Investor shall be released from any obligation to fund any portion of its Undrawn Capital Commitment, except, in the case of termination of the Commitment Period pursuant to clause (ii) above, to the extent necessary (a) to pay expenses, including management fees, amounts due or that may become due under any financing or similar obligations and indemnity obligations, (b) to fund investments or obligations (including guarantees) of the Fund in connection with any transaction for which there is a binding written agreement as of the end of the applicable Commitment Period or (iii) to fund Follow-on Investments (as defined in the Memorandum). Notwithstanding anything to the contrary herein, at any time and from time to time through the completion of the dissolution, winding up and termination of the Fund, each Investor shall contribute to the Fund its pro rata share of the aggregate amount to be contributed by all Investors for any payments in connection with borrowings and guarantees incurred by the Fund.

(g)            The Fund retains the right, at the Adviser's sole discretion, to call Drawdown Purchases or Catch-up Purchases on a non-pro rata basis as the Adviser deems necessary or desirable to prevent the assets of the Fund from constituting "plan assets" under the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or to allow an Investor with an Undrawn Capital Commitment in an amount equal to less than 10% of its original Capital Commitment to subscribe for its full Undrawn Capital Commitment.

(h)            The Investor acknowledges and agrees that the Fund may, in its sole discretion, from time to time require Drawdown Purchases or Catch-up Purchases from Other Subscribers and not the Investor. Accordingly, Drawdown Notices or Catch-up Notices may be issued to only certain Investors and stockholders of the Fund (including or excluding the Investor) from time to time and require a purchase of Shares by such investors in amounts determined by the Fund in its sole discretion.

(i)            The Investor specifically agrees and consents that the Fund may, at any time, without further notice to or consent from the Investor (except to the extent otherwise provided in this Agreement), grant security over and, in connection therewith, Transfer (as defined below) its right to draw down capital from the Investor pursuant to Section 4 or this Section 5, the Fund's right to receive the Drawdown Purchase or Catch-up Purchase (and any related rights of the Fund) and its right to exercise remedies against any Defaulting Investors (as defined below) pursuant to Section 7, to lenders or other creditors of the Fund, in connection with any indebtedness, guarantee or surety of the Fund; provided, that, for the avoidance of doubt, any such grantee's right to draw down capital shall be subject to the limitations on the Fund's right to draw down capital pursuant to Section 4 and this Section 5.

(j)            The Investor (a) acknowledges and confirms, for the benefit of one or more lenders or other persons extending credit (i) that any lender may be relying (in whole or in part) on the funding by each Investor of its capital contributions as its primary source of repayment and (ii) such Investor’s obligations pursuant to this Agreement to make capital contributions to an account of the Fund, which amount shall not satisfy such Investor’s obligation to fund capital contributions until paid into such account and which are called by the Fund or by such lenders (in accordance with the agreements between such lender and the Fund and/or the Fund), to pay the outstanding obligations of the Fund and/or such other entities to such lenders without defense, counterclaim or offset of any kind, including any bankruptcy of insolvency laws; provided that, (x) if applicable, any such agreement to make capital contributions without defense, counterclaim or offset of any kind shall not be effective with respect to the Investor unless such agreement shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) in no event shall the Investor be obligated to make capital contributions in excess of its Undrawn Capital Commitment and (z) such pledge and/or acknowledgment and agreement to make capital contributions shall act as a waiver by the Investor of its right to assert independently any claim that it may have against the Fund under this Agreement, and (b) shall provide the Fund with such financial and other information and documentation as the Fund reasonably deems necessary in connection with financing for the Fund.

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Proprietary, Trade Secret and Confidential

6.            Dividend Reinvestment Plan. The Fund will adopt a dividend reinvestment plan that provides for reinvestment of dividends and other distributions on behalf of its Investors, unless an Investor elects to receive cash distributions. A registered stockholder may elect to receive an entire distribution in cash by notifying U.S. Bancorp Fund Services, LLC, the plan administrator and the Fund's transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for Shares acquired through the plan for each stockholder who has not elected to receive dividends or other distributions in cash and hold such Shares in non-certificated form. Those Investors whose Shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election. The Investor agrees and acknowledges that any dividends or other distributions received by it or reinvested by the Fund on its behalf will have no effect on the determination of the amount of its Undrawn Capital Commitment.

7.            Remedies Upon Drawdown Purchase or Catch-up Purchase Default. In the event that the Investor fails to make a Drawdown Purchase or Catch-up Purchase after receiving a Drawdown Notice or Catch-up Notice, as applicable, and such default remains uncured for a period of five (5) business days after the applicable Drawdown Date or Catch-up Date, then the Fund shall be permitted to declare the Investor to be in default on its obligations under this Agreement (in such capacity, a "Defaulting Investor" and, collectively with any Other Subscriber declared to be in default, the "Defaulting Investors") and shall be permitted to pursue one or any combination of the following remedies:

(a)            The Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date or Catch-up Date.

(b)            One-third of the Shares then held by the Defaulting Investor may be automatically forfeited and Transferred on the books of the Fund to the Other Subscribers (other than any other Defaulting Investors) pro rata in accordance with their respective number of Shares held; provided, that no Shares shall be Transferred to any Other Subscribers pursuant to this Section 7(b) in the event that such Transfer would (i) violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or "blue sky" laws applicable to the Fund or such Transfer, (ii) constitute a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Fund to constitute "plan assets" under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been Transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 7(b) is intended to operate as a liquidated damage provision since the damage to the Fund and the Other Subscribers resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Investor agrees to this Section 7(b) and acknowledges that the automatic Transfer of one-third of its Shares constitutes a reasonable liquidated damages remedy for any default of its obligations to fund a Drawdown Purchase or Catch-up Purchase.

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(c)            The Fund may pursue any other remedies against the Defaulting Investor available to the Fund at law or in equity. No course of dealing between the Fund and any Defaulting Investors and no delay in exercising any right, power or remedy conferred in this Section 7 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Fund may, in its discretion, institute a lawsuit against the Defaulting Investor for specific performance of its obligation to pay the amount of any Drawdown Purchase or Catch-up Purchase and any other payments to be made by the Defaulting Investor pursuant to this Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Agreement, the Investor agrees (i) to pay on demand all costs and expenses (including attorneys' fees) incurred by or on behalf of the Fund in connection with the enforcement of this Agreement against it due to any default by it and (ii) that any such payment shall not constitute payment of a Drawdown Purchase or Catch-up Purchase or reduce its Capital Commitment.

The Investor agrees that this Section 7 is solely for the benefit of the Fund and shall be interpreted by the Fund against the Defaulting Investor in the discretion of the Fund. The Investor further agrees that it cannot and will not seek to enforce this Section 7 against the Fund or any other investor in the Fund.

8.            Limitations on Transfer.

(a)            The Investor may not Transfer its Capital Commitment without the express written consent of the Fund, which may be granted or withheld in the sole discretion of the Fund. Prior to a Listing (as defined below), if any, the Investor may not Transfer any of its Shares unless the Transfer is made in accordance with Applicable Securities Laws (as defined below) and is otherwise in compliance with the transfer restrictions set forth in Annex 1. Following the pricing of an initial public offering of the Shares ("IPO") and/or the first trade of the Shares on a securities exchange (either such event, a "Listing"), the Investor shall be restricted from selling or disposing of its Shares by Applicable Securities Laws, contractually by a lock-up agreement with the underwriters of the IPO, or other similar institutions, acting on the Fund's behalf, in connection with a Listing, and pursuant to the terms of this Agreement. The Investor agrees that hedging transactions in the Shares may not be conducted except in compliance with the Securities Act. "Transfer" (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.

(b)            The Investor agrees that for a period beginning on the date of the completion of a Listing and continuing to and including at least 180 calendar days thereafter, it shall not, without the prior written consent of the Fund, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, in each case directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "SEC") in respect of, or establish or increase a put-equivalent position or liquidate or decrease a call-equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, with respect to any Shares of the Fund or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (collectively, the "Prohibited Activities"). The Investor agrees that the specific terms of the foregoing restriction on Prohibited Activities, including the exact time periods of such restriction, and any other limitations on the sale of Shares in connection with or following an IPO or other Listing will be agreed prior to the IPO or other Listing between the board of directors of the Fund and the Adviser, acting on behalf of the stockholders of the Fund, and the underwriters of the IPO or other similar institutions, acting on the Fund's behalf, in connection with a Listing, and that the Investor will be bound by any such terms and limitations. Any Transfer of Shares will be subject to, among other items, the transferee's agreement to be subject to such lock-up restrictions.

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9.            Representations and Warranties of the Fund. The Fund represents and warrants to the Investor (in reliance, where applicable, on the representations and warranties of the Investor contained in this Agreement and the representations and warranties of the Other Subscribers) that:

(a)            The Fund is a corporation incorporated, existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to conduct the business in which it is proposed to engage, as described in the Memorandum, and to carry out the terms of this Agreement applicable to it.

(b)            The execution, delivery and performance of this Agreement have been authorized by all necessary action on behalf of the Fund, and upon execution and delivery by the Fund, this Agreement will constitute a legal, valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

(c)            The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Fund is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Fund or its business or properties that would have any material adverse effect on the Fund.

(d)            There is no action, proceeding or investigation pending or, to the knowledge of the Fund, threatened against the Fund that (i) questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or (ii) would otherwise have a material adverse effect on the Fund.

10.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to, except as otherwise set forth below, and agrees with, the Fund as follows:

(a)            Suitability. THE INVESTOR HAS READ CAREFULLY AND UNDERSTANDS THE FUND DOCUMENTS AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO CONSULT WITH (AND HAS CONSULTED TO THE EXTENT THE INVESTOR DEEMS APPROPRIATE) ITS OWN ATTORNEY, ACCOUNTANT, TAX ADVISOR OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE INVESTOR. THE FUND IS NOT INTENDED AS A PLAN OR PROGRAM FOR, AND THE SHARES ARE NOT INTENDED FOR, THE INVESTMENT OF THE PROCEEDS OF MUNICIPAL SECURITIES AND THE ADVICE OF THE ADVISER SHALL NOT BE CONSTRUED AS ADVICE TO THE INVESTOR. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE MEMORANDUM SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY. The INVESTOR'S overall commitment to the FUND and other investments that are not readily marketable is not disproportionate to the INVESTOR'S net worth.

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(b)            If the Investor is an Individual: (i) the Investor has the legal capacity to execute, deliver and perform the Investor's obligations under this Agreement and if the Investor lives in a community property state in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the "United States"), either (A) the source of the Investor's Drawdown Purchases and Catch-up Purchases, if any, to the Fund will be the Investor's separate property and the Investor will hold the Investor’s interest in the Fund as separate property, or (B) the Investor has the authority alone to bind the community with respect to this Agreement, (ii) the execution, delivery and performance by the Investor of this Agreement are within its legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Fund as of the date that this Agreement is signed by the Investor), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Investor or any agreement or other instrument to which the Investor is a party or by which the Investor or any of its respective properties is bound; and (iii) this Agreement constitutes the Investor's legal, valid and binding obligation enforceable against the Investor in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Investor, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Investor's assets or properties.

(c)            If the Investor is an Entity: (i) the Investor is duly organized, existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by the Investor of this Agreement are within the Investor's powers, have been duly authorized by all necessary action on the Investor's behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Fund as of the date that this Agreement is signed by the Investor), and do not and will not contravene, or constitute a default under, (A) any provision of the Investor's certificate or articles of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (B) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Investor or any agreement or other instrument to which the Investor is a party or by which it or any of its respective properties is bound, or any license, permit or franchise applicable to the Investor or its business, properties or rights; and (iii) this Agreement constitutes the Investor's legal, valid and binding obligation enforceable against the Investor in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Investor, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Investor's assets or properties.

(d)            Access to Information; Opportunity to Verify Information. The Investor acknowledges that representatives of the Fund have made available to the Investor the opportunity to ask questions and receive answers from such representatives concerning the terms and conditions of the offering described in the Memorandum and to obtain any additional information which they possess or can acquire without unreasonable effort or expense that is necessary to verify the information contained in the Memorandum or otherwise related to the proposed activities of the Fund. The Investor received answers thereto satisfactory to it from the Fund and its representatives regarding the terms and conditions of the offering of Shares and has obtained all additional information requested by the Investor of the Fund and its representatives to verify the accuracy of all information furnished to the Investor regarding the offering of Shares.

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(e)            Knowledge and Experience. The Investor and its purchaser representative (if any) currently have, and (unless the Investor has a purchaser representative) the Investor had immediately prior to receipt of any offer regarding the Fund and the Shares, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund. The Investor understands that the Fund has no (or limited) operating history, that any investment performance information in the Memorandum relates to other investment funds and not the Fund, and there is no guarantee that the same or similar results will be achieved by the Fund.

(f)            BDC Election. The Investor understands that the Fund intends to file, or has filed, an election to be treated as a business development company ("BDC") under the Investment Company Act and intends to elect, or has elected, to be treated as a "regulated investment company" within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Investor shall be required to furnish certain information to the Fund as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, it understands that it shall be required to include additional information on its U.S. federal income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(g)            Investment Company Status. The Investor: (i) is not registered or required to be registered as an "investment company" under the Investment Company Act; (ii) has not elected to be regulated as a BDC under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of "investment company" under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

(h)            Purchaser Representative. If the Investor has utilized a purchaser representative, the Investor has previously given the Fund notice in writing of such fact, specifying that such representative would be acting as the Investor's "purchaser representative" as defined in Rule 501(i) of Regulation D under the Securities Act.

(i)            Full Contribution; Return of Distributions; Lack of Liquidity. The Investor understands, acknowledges and agrees that, except as otherwise provided in this Agreement, the Investor may not make less than the full amount of any required Drawdown Purchase or Catch-up Purchase and that default provisions with respect thereto, pursuant to which the Investor may suffer substantial adverse consequences (including the loss of a material portion of its investment in the Fund), are contained herein. The Investor has or will reserve sufficient available liquid assets to meet its obligations to make Drawdown Purchases and Catch-up Purchases, if any, and understands that the Shares may not be redeemed.

(j)            Final Form. The Investor understands that its investment in the Fund will be subject to the terms and conditions of this Agreement and the Charter and Bylaws in such final forms as shall be executed by the parties thereto and as the same may be amended from time to time in accordance with their respective terms. The Investor further understands and acknowledges that certain of the terms and conditions of the Fund and the Shares originally set forth in the Memorandum may have been modified and, as modified, will be reflected in the final form of this Agreement.

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(k)            Purchase for Investment. The Investor acknowledges that there are substantial restrictions on the transferability of the Investor's Capital Commitment and Shares under this Agreement, the Charter, the Bylaws and applicable law and understands that: (i) the Investor must bear the economic risk of its investment until the completion of winding up of the Fund or another Liquidity Event; (ii) the Shares have not been registered under the Securities Act, and, therefore, cannot be resold, disposed of or otherwise Transferred unless they are subsequently registered under the Securities Act or sold in a transaction exempt from or not subject to the registration requirements thereunder; (iii) the Shares have not been registered under the securities laws of the various states or the laws of any jurisdiction outside of the United States and that the Investor is responsible for complying with any such laws, which may impose restrictions on the Transfer of the Shares by the Investor; (iv) the Investor is purchasing the Shares for its own account and without a view toward distribution thereof; (v) the Investor may not resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and the applicable securities acts or similar statutes of the jurisdiction in which the Investor resides, including all regulations and rules under such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general applicability (collectively, "Applicable Securities Laws"), and any and all applicable provisions of this Agreement; (vi) the Transfer of the Shares and the substitution of another subscriber for the Investor are restricted by the terms of this Agreement; (vii) the Fund does not have any intention of registering the Shares and the investors of the Fund have no rights to require that the Shares be registered under the Securities Act; and (viii) there is currently no public or other market for the Shares, and it is possible that no such secondary market for the Shares will ever develop, or at least until such time, if any, as the Fund completes an IPO and/or other Listing. The Investor understands that for the foregoing reasons, the Investor will be required to retain ownership of the Shares and bear the economic risk of its investment in the Fund, including risk of loss, for an indefinite period of time and it may not be possible for the Investor to liquidate its investment in the Fund. The Investor understands that the Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

(l)            Securities Laws. The Investor received the Memorandum and first learned of the Fund in the jurisdiction listed as the address of the Investor set forth on the Investor's signature page hereto. If such jurisdiction is a state within the United States, the Investor intends that the state securities laws of such state alone shall govern this transaction. If the Investor is not a resident of the United States, the Investor understands that it is the responsibility of the Investor to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent, approval or authorization and observing any other applicable formalities, and represents, to the best of its knowledge, no filing or registration with or approval by the relevant governmental authorities or self-regulatory organizations in such jurisdiction is required in connection with the offer and sale of the Shares to the Investor.

(m)            Accredited Investor and U.S. Person Status. One or more of the categories set forth in each of Exhibit A and Exhibit B hereto correctly and in all respects describes the Investor, and, as to accredited investor status, the Investor or its authorized representative has so indicated by checking the box adjacent to a category on Exhibit A.

(n)            Investment Objectives and Advice; No Reliance. The purchase of the Shares by the Investor is consistent with the general investment objectives of the Investor. In connection with the offering of Shares, the Investor is not relying upon any information or statements other than those statements contained in this Agreement and in the Memorandum to make such decision. The Investor is not relying on the Fund, the Adviser or any of their respective partners, members, officers, counsel, employees, agents, representatives or affiliates for legal, investment or tax advice with respect to an investment in the Fund or the investment of the "proceeds of municipal securities." The Investor is not relying upon any representation, warranty or agreement by the Fund, the Adviser, their respective members, partners or affiliates or any agent or representative of any of them, written or otherwise, in determining to invest in the Fund. The Investor agrees that it is solely responsible for making a decision with respect to the merits of the purchase of Shares based upon its own evaluation and analysis. The Investor confirms that none of the Fund, the Adviser or any of their respective partners, members, officers, counsel, employees, agents, representatives or affiliates of any of the foregoing has made any recommendation as to the suitability of the purchase of Shares.

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(o)           No General Solicitation. The Shares were not offered to the Investor by any means of general solicitation or general advertising. In that regard, the Investor is not subscribing for the Shares: (i) as a result of or subsequent to becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar printed public medium, generally available electronic communication or telecommunication, broadcast over television or radio or generally available to the public on the Internet; (ii) as a result of or subsequent to attendance at a seminar or meeting called by any of the means set forth in (i); or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Investor in connection with investment in securities generally.

(p)            Swaps. The Investor represents and warrants that it will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Fund or its Shares (a "Swap") with a counterparty or counterparties (each, a "Counterparty"), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares of the Fund for purposes of the Investment Company Act; (ii) the beneficial owner of Shares of the Fund for purposes of the U.S. Commodity Exchange Act, as amended, or the rules of the U.S. Commodity Futures Trading Commission; (iii) an offeree or purchaser of Shares for purposes of the Securities Act; (iv) a client of the Adviser for purposes of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (v) a purchaser of Shares for purposes of the Exchange Act (including the anti-fraud rules thereunder); or (vi) a holder of Shares who is an investor in a benefit plan.

(q)            Plan Investor Status; Benefit Plan Investors; Self-Directed Plan Investors. The Investor has indicated on Exhibit C hereto whether or not it is, or is acting on behalf of, a "Benefit Plan Investor" or an "Other Plan Investor," in each case as such term is used in Exhibit C, and, if so, made certain other representations and warranties in such Exhibit C. Unless the Investor has indicated that it is a "Benefit Plan Investor" on the signature page hereto, the Investor is not, and will not hereafter permit itself to become, a "benefit plan investor" as defined in Section 3(42) of ERISA. If the Investor is not a Benefit Plan Investor as of the date hereof, the Investor shall promptly notify the Adviser in writing in the event it ever becomes, or there is a material likelihood that it will become, a Benefit Plan Investor. If the Investor is a "Plan Investor" as such term is used in Exhibit C, the Investor's participants are not permitted to self-direct investments, unless the Investor (i) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan, a self-directed "individual retirement account" within the meaning of Section 408(a) of the Code or a self-directed "Roth IRA" within the meaning of Section 408A of the Code (each, a "401(k)/IRA Investor")and (ii) the Investor has indicated that it is a 401(k)/IRA Investor on the signature page hereto. If the Investor is a 401(k)/IRA Investor, the Shares shall, at all times after the purchase thereof by the Investor and prior to any Transfer of such Shares pursuant to the terms of this Agreement, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Shares).

(r)            FOIA Investors. If the Investor is subject to the Freedom of Information Act, as amended (a "FOIA Investor"), the Investor has so indicated by checking the appropriate box on the signature page hereto. The Investor agrees that it shall promptly notify the Adviser if it becomes a FOIA Investor at any time subsequent to the date hereof. "FOIA Investor" shall mean any Investor that is: (i) an entity that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the "Freedom of Information Act") or any similar U.S. or non-U.S. federal, state, county or municipal public disclosure law; (ii) an entity that is subject, by regulation, contract or otherwise, to disclose Fund information to a U.S. or non-U.S. trading exchange or other market where interests in such entity are sold or traded; (iii) a pension fund or retirement system for a U.S. or non-U.S. government entity; (iv) an entity who, by virtue of such person's (or any of its affiliate's) current or proposed involvement in government office, is required to or will likely be required to disclose Fund information to a U.S. or non-U.S. governmental body, agency or committee (including any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and/or any rules and regulations of any executive, legislative or judiciary organization); (v) an agent, nominee, fiduciary, custodian or trustee for any person described in clauses (i) through (iv) above or (vi) below where Fund information provided to or disclosed to such agent, nominee, fiduciary, custodian or trustee could at any time become available to such person described in clauses (i) through (iv) above or (vi) below; or (vi) an investor that is itself an investment fund or other entity that has any entity described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Fund information provided to or disclosed to such Investor could at any time become available to such partner, member or other beneficial owner.

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(s)            No View to Tax Benefits; No Borrowings. The Investor acknowledges that neither the Memorandum nor this Agreement contain any disclosure concerning the tax aspects of the Fund's activities under the laws or regulations of any state, local, non-U.S. or other jurisdiction (other than U.S. federal income tax matters) and that the U.S. federal income tax matters summarized in the Memorandum are general in nature, are not intended to apply, and likely will not apply, to any specific investor in light of its particular circumstances and in many cases are uncertain and subject to change. The Investor acknowledges and agrees that (i) it has relied solely upon its own accountant or tax advisors in connection with its decision to acquire the Shares, and (ii) the Adviser has made no representations, warranties or undertaking to structure any investment in a particular manner or to ensure any particular tax result to the Investor. Accordingly, the Investor acknowledges and agrees that none of the Adviser, the Fund or their respective affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, shall have any liability to the Investor or any other person in respect of any tax consequences that may arise in connection with the acquisition, ownership and/or disposition by the Investor of the Shares. The Investor has not borrowed any portion of its Capital Commitment to the Fund or any amount paid to the Fund pursuant to a Drawdown Purchase or Catch-up Purchase, either directly or indirectly, from the Fund, the Adviser, or any affiliate of the foregoing.

(t)            Fund Counsel Does Not Represent the Investors. The Investor understands that the Adviser has retained Proskauer Rose LLP (together with any other counsel, "Fund Counsel") as counsel to the Fund and the Adviser and that the Adviser may retain Fund Counsel as counsel in connection with the management and operation of the Fund, including making, holding or disposing of investments, or any dispute that may arise between the Investor or any other investor, on the one hand, and the Adviser and/or the Fund on the other hand (the "Fund Legal Matters"). The Investor acknowledges that Fund Counsel will not represent the Investor in connection with the formation of the Fund and the offer and sale of Shares, unless, subject to applicable law, the Adviser (or an affiliate) and the Investor otherwise agree and the Investor separately engages Fund Counsel. The Investor will, if it wishes counsel on any Fund Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel or as otherwise determined by a court of competent jurisdiction. The Investor acknowledges and agrees that: (i) Fund Counsel's representation of the Fund and/or the Adviser is limited to those specific matters with respect to which each has been retained and consulted by such entities; (ii) Fund Counsel's representation of the Fund and/or the Adviser is not exclusive and other matters involving the Adviser and/or the Fund may exist where Fund Counsel has not been retained or consulted, and such matters could affect the Adviser, the Fund, the Fund's investments, and/or their affiliates; (iii) Fund Counsel will not monitor the Fund, the Adviser or their affiliates' compliance with the Fund Documents (including, the Fund's policies, investment program or other investment guidelines, restrictions and procedures set forth in the Memorandum), or with applicable laws, rules or regulations, unless in each case, Fund Counsel has been specifically retained to do so; (iv) Fund Counsel has not investigated or verified the accuracy and completeness of any of the information set forth in the Memorandum; and (v) Fund Counsel is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any investor.

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(u)            Privacy Notice. If the Investor is a natural person, grantor trust or 401(k)/IRA Investor, the Investor acknowledges the receipt of the notice, attached hereto as Exhibit D, regarding privacy of financial information under Regulation S-P, 17 C.F.R. 248.1 - 248.30 ("Regulation S-P"), adopted by the SEC and agrees that the Shares are a financial product that the Investor has requested and authorized. In accordance with Section 14 of Regulation S-P, the Investor acknowledges and agrees that the Fund may disclose non-public personal information of the Investor to the other investors, as well as to the Fund's accountants, attorneys and other service providers as necessary to effect, administer and enforce the Fund's and the investors' rights and obligations.

(v)            Anti-Money-Laundering.

(i)            The Investor understands that the Fund, the Adviser and certain of their affiliates are, or may become, subject to certain anti-money laundering laws, regulations and related pronouncements and are otherwise prohibited from engaging in transactions with, or providing services to, certain countries, territories, entities and individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to United States government or United Nations sanctions and embargo programs.

(ii)            In furtherance of the foregoing, the Investor agrees to use its best reasonable efforts to ensure that:

(A)            No contribution or payment by the Investor to the Fund shall be derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or regulation;

(B)            No contribution or payment by the Investor to the Fund, to the extent that such contribution or payment is within the Investor's control, and no distribution to the Investor (assuming such distribution is made in accordance with instructions provided to the Adviser by the Investor) shall cause the Fund, the Adviser or any of their affiliates to be in violation law, regulation or administrative pronouncement applicable to the Fund, the Adviser or any of their affiliates, including the United States Bank Secrecy Act of 1970 (the "BSA"), the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Anti-Money Laundering Act of 2020, in each case, as such statute may be amended and any successor statute thereto and including all regulations promulgated thereunder, as well as any other applicable laws, regulations or administrative pronouncements concerning money laundering, criminal activities or government sanctions (collectively, the "Anti-Money Laundering Laws"); and

(C)            All contributions by such Investor to the Fund and all distributions to such Investor from the Fund will be made in the name of the Investor and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a "foreign shell bank" within the meaning of the BSA.

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(iii)            The Investor hereby represents that (A) such Investor is not, (B) no person or entity controlling or controlled by such Investor is and (C), if such Investor is a privately held entity, no person or entity having a beneficial interest in such Investor is: a prohibited country, territory, or person or entity listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury ("OFAC"), a "senior foreign political figure," or any "immediate family member" or "close associate" of a senior foreign political figure, as such terms are defined below, or a "foreign shell bank" within the meaning of the BSA (collectively, "Sanctions Regulations"). The SDN List may be found at http://www.treas.gov/offices/enforcement/ofac/sdn/.

For purposes hereof, a "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure; "immediate family" of a senior foreign political figure typically includes such figure's parents, siblings, spouse, children and in-laws; and a "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(iv)            The Investor understands and agrees that if at any time it is discovered that the Investor has made a contribution or payment to the Fund of money derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or that causes the Fund, the Adviser or any of their affiliates to be in violation of the Anti-Money Laundering Laws, any distribution to the Investor made in accordance with the Investor's instructions is "blocked" under the Anti-Money Laundering Laws or the Sanctions Regulations, the Investor or any person or entity described in clauses (iii)(A), (B) or (C) above is or becomes listed on the SDN List, or any similar list maintained by OFAC, or if otherwise required by the Anti-Money Laundering Laws or the Sanctions Regulations, the Adviser may undertake appropriate actions to ensure compliance with any applicable law, regulation or pronouncement related to the foregoing.

(v)            The Investor shall promptly notify the Adviser if any of these representations cease to be true and accurate regarding the Investor. The Investor agrees to promptly provide to the Adviser any additional information regarding the Investor or its beneficial owner(s) that the Adviser deems necessary or advisable in order to determine or ensure compliance with the Anti-Money Laundering Laws or the Sanctions Regulations or to respond to requests for information concerning the identity of the Fund's direct and indirect investors from any governmental authority, self-regulatory organization or financial institution or other intermediary in connection with its anti-money laundering or government sanctions compliance procedures. The Investor further understands that the Fund or Adviser may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if the Adviser determines, after consultation with counsel, that such disclosure is required by applicable laws, regulations or administrative pronouncements to respond to requests for information concerning the identity of the Fund's direct or indirect investors from any governmental authority or self-regulatory organization concerning compliance with the laws set forth above, or in order to comply with suggested guidelines, policies or procedures of any trade association, self-regulatory organization or from any financial institution or other intermediary in connection with such financial institution's or other intermediary's anti-money laundering or government sanctions compliance procedures.

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(w)            FINRA Matters and New Issues. The Investor understands and acknowledges that, in connection with the Fund's purchase of new issues (as defined in Financial Industry Regulatory Authority ("FINRA") Rule 5130) or public offerings of portfolio companies and any representations the Fund is required to make in connection therewith, the Fund will be relying on the information provided by the Investor regarding its "restricted person" and "covered person" status for purposes of FINRA Rule 5130 and FINRA Rule 5131 and regarding the Investor's FINRA affiliations and associations. The Investor agrees to promptly provide the Fund and the Adviser with such information to the extent requested by the Adviser. The Investor understands that failure to fully and accurately respond to a request for such information or an update to such information may result in some or all of the Investor's Shares being treated as held by a "non-exempt restricted person" for purposes of FINRA Rule 5130 or by a "non-exempt covered person" for purposes of FINRA Rule 5131. The Investor further understands that to the extent it is a non-exempt restricted person or non-exempt covered person or an account or other non-natural person in which a non-exempt restricted person or non-exempt covered person for such purposes has a "beneficial interest," or is treated as such, the Fund may need to limit or restrict the Investor's right to participate in allocations and/or distributions with regard to certain new issues purchased by the Fund in order to comply with FINRA Rule 5130 or FINRA Rule 5131, and that the Fund will make such determinations regarding the need and extent of such limitations or restrictions based on the information provided by the Investor in respect of such matters.

(x)            Nominees and Custodians; Trustees; Non-U.S. Entities. If the undersigned is acting as a nominee or custodian for another person, entity, organization or governmental agency in connection with the purchase and holding of Shares, the undersigned has so indicated on the signature page hereto. The representations and warranties contained in this Agreement and any other documents provided to the Adviser or the Fund in connection with the Investor's investment in the Fund regarding the Investor are true and accurate with regard to the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Investor in the Exhibits hereto are true with respect to, and accurately describe, the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian, and the undersigned nominee or custodian has the full power and authority to make such representations on behalf of, and execute binding agreements enforceable against, such person, entity, organization or governmental agency. The person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian will not Transfer or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with Applicable Securities Laws and all of the applicable provisions of this Agreement as if such person, entity, organization or governmental agency were a direct investor of the Fund and were Shares. If the undersigned is acting as nominee or custodian for another person, entity, organization or governmental agency, the undersigned agrees to provide such other information as the Adviser may reasonably request regarding the undersigned and the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Investor to purchase the Shares. If the undersigned is a trustee of a trust, all of the representations and warranties contained in this Agreement (including the Exhibits and Annex hereto) and any other documents provided to the Adviser or the Fund in connection with the Investor's investment in the Fund are true with respect to such trust, such trustee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund, and the representations in Sections 10(b) and 10(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Investor, are made both by the Investor and such trustee, this Agreement has been duly executed on behalf of the Investor by such trustee, is binding against such trustee in such capacity and such trustee has obtained all necessary consents described in such Sections 10(b) and 10(c). If the undersigned is a non-U.S. entity without separate legal personality under the laws of the jurisdiction of its formation, the representations and warranties regarding the Investor in Section 10 and any other documents provided to the Adviser or the Fund in connection with the Investor's investment in the Fund are made on behalf of and regarding such non-U.S. entity by the person or entity (such as its general partner) that has the power and authority to act on behalf of or in trust of such non-U.S. entity, and the representations in Sections 10(b) and 10(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Investor, are made by such applicable person or entity that has the power and authority to act on behalf of or in trust of such non-U.S. entity, both on behalf of itself and on behalf of and regarding such non-U.S. entity, this Agreement has been duly executed on behalf of such non-U.S. entity by such person or entity, is binding against such person or entity in such capacity and such person or entity has obtained all necessary consents described in such Sections 10(b) and 10(c).

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(y)            Securities Act Matters. As of the date hereof, neither the Investor nor any other person that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares voting power with respect to the Shares, which includes the power to vote, or to direct the vote, with respect to the Shares, or investment power over the Shares, which includes the power to dispose of, or direct the disposition of, Shares (a "Beneficial Owner")* has been or is subject to any conviction, order, judgment, decree, suspension, expulsion, bar or other event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event ("Disqualifying Event") that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Fund's use of the Rule 506 exemption.  The Investor will notify the Adviser in writing as soon as reasonably practicable if the Investor or any Beneficial Owner becomes subject to a Disqualifying Event at any time after the date hereof while it holds the Shares.  In the event that the Investor or a Beneficial Owner becomes subject to a Disqualifying Event at any time after the date hereof, the Investor agrees and covenants to use its best efforts to coordinate with the Adviser to (i) provide documentation as requested by the Adviser related to any such Disqualifying Event and (ii) implement a remedy to address the Investor's and/or such Beneficial Owner's changed circumstances such that the changed circumstances will not affect in any way the Fund's or its affiliates' ongoing and/or future reliance on the Rule 506 exemption under the Securities Act.  The Investor acknowledges that, at the discretion of the Adviser, such remedies may include the waiver of all or a portion of the Investor's voting power in the Fund and/or the Investor's withdrawal from the Fund through a Transfer of its Shares.  The Investor also acknowledges that the Adviser may periodically request assurance that neither the Investor nor any Beneficial Owner has become subject to a Disqualifying Event at any time after the date hereof.

(z)            European Economic Area and United Kingdom Investors. If the Investor is resident in, or has a registered office in, the European Economic Area or the United Kingdom, it acknowledges that (i) (A) no representative of the Adviser or its affiliates or agents has marketed (within the meaning of EU Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers (as amended from time to time, "AIFMD")) the Shares to the Investor or its affiliates; and (B) the Investor approached the Adviser at its own initiative with a request to receive information in respect of the Fund (the "Request for Fund Documents") and not as a result of a direct or indirect offer or placement of the interests in the Fund initiated by the Adviser or its affiliates or agents; (C) there was no approach initiated by the Adviser or its affiliates or agents relating to the marketing or offering of Shares prior to the Investor's Request for Offering Materials; and (D) the Investor did not receive the Memorandum or any excerpt therefrom or any other Fund Documents relating to the Partnership prior to its Request for Fund Documents and (ii) the Investor will not receive any disclosure or reporting that is specifically intended to comply with AIFMD.

* A beneficial owner of the Fund's outstanding voting equity securities, determined in accordance with Rule 13d-3 under the Exchange Act, includes persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share (or are deemed to have or share) the power to vote or dispose of the relevant securities.

16

Proprietary, Trade Secret and Confidential

(aa)      Regulatory Matters. The Investor acknowledges that certain investors, pursuant to laws, rules, regulations or policies applicable to such investors, may require the Adviser, the Fund or their affiliates to provide certifications, representations, warranties and covenants in connection with their investment in the Fund. In addition, the Investor confirms that no payment, fee, compensation, consideration or other benefit of any kind, direct or indirect, has been received by, or directed to, any government official or any agent, employee or representative of the Investor, in each case, respecting, arising out of or in connection with the Investor's investment in the Fund.

11.            Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of each of the Investor and the Adviser. This Agreement may be amended in accordance with its terms.

12.            Reduction or Rejection of Subscription. The Investor understands that the subscription for the Shares contained herein may be rejected by the Adviser, or the amount that the Investor desires to commit to the Fund may be reduced, in either case in the Adviser's sole discretion at any time prior to the Subject Closing. If the Investor's subscription is rejected, the Investor shall be relieved of all further obligations under this Agreement; provided, that Section 21 shall survive and continue to be binding on the Investor, and the Investor shall, at the request of the Adviser, return all Fund Documents provided to the Investor.

13.            Additional Investor Information. The Investor understands that the information provided in this Agreement (including the Exhibits hereto and any other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund) or pursuant to this Agreement will be relied upon by the Fund and the Adviser, including for the purposes of (i) determining the eligibility of the Investor to purchase or hold the Shares, (ii) making any required filings pursuant to Applicable Securities Laws and the Advisers Act, (iii) determining the Fund's eligibility to invest in prospective portfolio companies and (iv) making representations in connection with the Fund's investments. The Investor shall cooperate with the Adviser and agrees to provide in a timely manner, if requested, any additional information, form, disclosure, certification or documentation that the Adviser may reasonably request (including any information requested pursuant to the Foreign Account Reporting Regimes (as defined below)) in order to determine the eligibility of the Investor to purchase or hold the Shares, for the purpose of making any required filings pursuant to Applicable Securities Laws or the Advisers Act, for the purpose of determining the Fund's eligibility to invest in prospective portfolio companies for the purpose of providing any necessary notice to, or obtaining any necessary approval or consent from, any governmental authority related to the Fund's investments in a portfolio company, or for the purpose of making representations in connection with the Fund's investments in portfolio investments, or in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Investor's Shares, or otherwise as the Adviser deems reasonably necessary for the conduct of the Fund's affairs and/or in order for the Fund to comply with any of the Foreign Account Reporting Regimes. The Investor will furnish promptly to the Fund, upon request, any information about the Investor reasonably determined by the Adviser to be necessary or convenient for the formation, operation, dissolution, winding-up or termination of the Fund, including, if relevant, information with respect to the foreign citizenship, residency, ownership or control of the Investor and its beneficial owners so as to permit the Adviser to evaluate and comply with any regulatory and tax requirements applicable to the Fund or actual or proposed investments of the Fund; provided, that (x) such information is in the Investor's possession or is available to the Investor without unreasonable effort or expense and (y) the Investor's obligations with respect to such information shall not apply to the extent that disclosure of such information, under the applicable circumstances and taking into account any confidentiality obligations of the recipient, would result in the Investor being in violation or breach of applicable law or an agreement regarding the confidentiality of such other information.

17

Proprietary, Trade Secret and Confidential

14.            Survival; Obligation to Provide Additional Information. The Investor represents and agrees that the information provided with respect to the Investor in this Agreement (including the Exhibits hereto) and any other documents provided by the Investor to the Fund in connection with its purchase of Shares regarding the Investor is true and correct as of the date of this Agreement and will be true and correct as of the Subject Closing and shall be deemed to be reaffirmed by the Investor at any time the Investor makes any Drawdown Purchase or Catch-up Purchase or receives any distributions from the Fund, and any such Drawdown Purchase or Catch-up Purchase shall be evidence of such reaffirmation. Without limiting the generality of the foregoing, if there should be any change in the information or if any of the information provided herein regarding the Investor (including the Exhibits hereto and any other documents provided by the Investor to the Fund in connection with its purchase of Shares) ceases to be true and accurate, the Investor will immediately inform the Adviser in writing and furnish revised or corrected information to the Fund in writing. The Investor also agrees, if requested, to confirm the continued accuracy of the information with respect to the Investor provided herein (including the Exhibits hereto) or in such other document, subject to any written updating information provided by the Investor to the Adviser pursuant to the preceding sentence. The representations and warranties made by the Investor shall survive the Subject Closing and any investigation made by the Fund, on the one hand, or the Investor on the other hand.

15.            Indemnity. Unless otherwise agreed by the Fund in writing, to the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and any director, officer, partner, member, manager, employee or agent of any such party and each person who controls the Fund and each of such entities within the meaning of Section 20 of the Exchange Act (each, an "Indemnitee") from and against any loss, claim, damage, expense or liability due to or arising out of a breach of any representation or warranty or of any breach of or failure to comply with any covenant or undertaking of the Investor, or made on the Investor's behalf, contained in this Agreement (including the Exhibits hereto) or in any other documents provided by, or on behalf of the Investor to the Fund in connection with the Investor's investment in the Fund. Notwithstanding that any representations or warranties made by a nominee, custodian, trustee or person or entity that has the power and authority to act on behalf of or in trust of an Investor without separate legal personality are made on behalf of the Investor, such indemnity applies to any such nominee, custodian, trustee or other person or entity if such nominee, custodian, trustee or other person or entity has breached the representations in Sections 10(b), 10(c), or 10(aa).

16.            Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of, the parties hereto and shall, if the Investor consists of more than one person and/or entity, be the joint and several obligation of all such persons or entities. However, to the fullest extent permitted by law, the Investor shall not Transfer this Agreement or any of its rights in, to or under this Agreement without the prior written consent of the Fund, and any such attempted Transfer without the prior written consent of the Fund shall be void and without force or effect. Notwithstanding the foregoing, the Investor acknowledges that the Fund may pledge, charge, mortgage, assign, Transfer and grant to a lender security interests in this Agreement and/or any of its rights in, to or under this Agreement, including Investor's obligation to make Drawdown Purchases and Catch-up Purchases pursuant to this Agreement.

17.            Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by electronic mail and confirmed, or three (3) business days after being mailed, first-class postage prepaid, (i) if to the Investor, to it at the address (including e-mail address) set forth below its signature, or to such other address (including e-mail address) as it shall have furnished to the Fund in writing, and (ii) if to the Fund, to it at Attention: Steven Siegler, c/o Redwood Capital Management, LLC, 250 West 55th Street, 26th Floor, New York, New York 10019 (e-mail: ssiegler@redwoodcap.com), with a copy to Attention: Kim Kaufman, Esq, Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 (e-mail: kkaufman@proskauer.com) (provided that the inadvertent failure to deliver a copy to Proskauer Rose LLP shall not invalidate any notice delivered to the Fund), or to such other address (including e-mail address), as the Fund shall have furnished to the Investor in writing; provided, that any notice to the Fund shall be effective only if and when received by the Fund.

18

Proprietary, Trade Secret and Confidential

18.            Withholding Forms and Certain Other Tax Information. The Investor represents, warrants and agrees (for the benefit of the Fund and of any person or entity who participated in the offer or sale of the Shares) that it will provide in a timely manner a properly completed and executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or Form W-9 (a U.S. person certificate), as appropriate, and, to the extent the Investor has provided a Form W-8IMY, the Investor represents, warrants and agrees that it will provide properly completed and executed withholding certificates for its beneficial owners, as well as a withholding statement prepared in accordance with the instructions to the Form W-8IMY (which such withholding statement shall describe, among other things, how items of income shall be allocated among such beneficial owners). The Investor shall (i) promptly inform the Adviser of any change in such information and (ii) furnish to the Adviser a new properly completed and executed Form W-9, or appropriate Form W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the Adviser and/or as may be required under the U.S. Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations. In the event that the Investor fails to provide any such information, form, disclosure, certification or documentation, it may be subject to withholding taxes, and the Fund and the Adviser may take any action and/or pursue all remedies at their disposal including, without limitation, causing the compulsory withdrawal of the Investor from the Fund or Transfer of the Shares in accordance with the terms of this Agreement, and the Fund, the Adviser and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their affiliates shall, to the fullest extent of the law, have no obligation or liability to the Investor with respect to any tax matters or obligations that may be assessed against the Investor or its beneficial owners. The Investor understands that such tax forms and withholding information may be provided to one or more tax authorities on demand, and any withholding agent that has control, receipt or custody of the income of which the Investor is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Investor is the beneficial owner. In addition, the Investor consents to the disclosure and use of any information provided by the Investor for purposes of complying with the Foreign Account Reporting Regimes. Without limiting the generality of the foregoing, the Investor agrees to waive any provision of non-U.S. law that, absent such waiver, would prevent any reporting of information required by the Foreign Account Reporting Regimes, or would otherwise prevent compliance by the Fund with its obligations under the Foreign Account Reporting Regimes. For purposes of this Agreement, "Foreign Account Reporting Regimes" means the Foreign Account Tax Compliance provisions enacted as part of the U.S. Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code and any successor provisions, and all rules, regulations and other guidance issued thereunder, and all administrative and judicial interpretations thereof; any intergovernmental agreements between the United States and any jurisdiction relating to such Code sections, and any law, rule or regulation pursuant to such an agreement; and any legislation, regulation or guidance enacted in any jurisdiction, or any intergovernmental agreements between any two or more jurisdictions, which seeks to implement similar tax reporting and/or withholding tax regimes, including the Organization for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information for Tax Matters – the Common Reporting Standard and any associated legislation, regulations or guidance.

19

Proprietary, Trade Secret and Confidential

19.            Power of Attorney. Subject only to the acceptance of this Agreement by the Fund, the Investor hereby makes, constitutes and appoints the Fund, with full power of substitution, its true and lawful representative and attorney-in-fact, and its agent, with full power and authority in its name, place and stead, to make, execute, verify, sign, acknowledge, record, deliver, swear to, publish and/or file (i) any certificate or other document required to effect the formation, continuation, qualification, winding up or dissolution of the Fund in accordance with the terms of the Charter or Bylaws or which Fund Counsel deems necessary to comply with any U.S. federal, state or other law applicable to the Fund, (ii) any certificate or documents necessary or advisable for the Fund to become or to continue as a BDC, (iii) any amendments to the Charter or Bylaws or any of the foregoing adopted or otherwise made in accordance with the provisions of the Charter or Bylaws, (iv) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement, including documents pledging a security interest over the Capital Commitment of the Investor, and (v) any other instruments authorized by the Charter or Bylaws. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the Investor's subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution, regardless of whether the Fund has had notice thereof, and shall survive the delivery of an assignment by the Investor of the whole or any portion of its Shares, except that where the assignee thereof has been approved by the Fund, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Fund to execute, acknowledge and file any instrument necessary to effect such substitution.

20.            Disclosure of Information. The Investor acknowledges and agrees that each of the Fund, the Administrator and/or the Adviser may disclose to each other, any affiliate, any other service provider to the Fund or any regulatory body in any applicable jurisdiction to which any of the Fund, the Administrator and/or the Adviser is or may be subject, copies of its subscription application/documents and any information concerning the Investor in their respective possession, whether provided by the Investor to the Fund, the Administrator and/or the Adviser or otherwise, including details of its holdings in the Fund, historical and pending transactions in the Shares and the values thereof, and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise.

21.            Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Fund (the "Confidential Information") have been submitted to the Investor on a confidential basis for use solely in connection with its consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding the Adviser, or their affiliates, and any other investment vehicles whose investment adviser is the Adviser or an affiliate of the Adviser. The Investor agrees to comply with all laws, including securities laws, concerning Confidential Information, and the Investor agrees that it shall not trade in the securities of any issuer about which it receives material non-public information under this Agreement or in the Investor's capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Investor agrees that, without the prior written consent of the Fund (which consent may be withheld at the sole discretion of the Fund), the Investor shall not (i) reproduce the Memorandum or any other Confidential Information, in whole or in part, or (ii) disclose the Memorandum or any other Confidential Information to any person who is not the Investor's officer or employee who is involved in its investments, partner (general or limited) or affiliate (it being understood and agreed that if the Investor is a pooled investment fund, the Investor shall only be permitted to disclose the Memorandum or other Confidential Information if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 21 and the Investor remains liable for any breach of this Section 21 by the Investor's investors), except to the extent such information is (x) in the public domain (other than as a result of any action or omission by the Investor or any person to whom the Investor has disclosed such information) or (y) required by applicable law or regulation to be disclosed, in which case the Investor shall first notify the Fund of such requirement (unless such notification is prohibited by law) so that the Fund may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 21, and if a protective order or other appropriate remedy is not obtained, or if the Fund waives compliance with the terms of this Section 21, then the Investor shall disclose only that portion of Confidential Information that the Investor is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that such information be accorded confidential treatment. The Investor further agrees to return the Memorandum and any other Confidential Information upon the Fund's request therefor. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 21 by the Investor and that, in addition to any other remedies available to the Fund in respect of any such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

20

Proprietary, Trade Secret and Confidential

22.            Third-Party Rights. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Fund's successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Except for any lender that provides financing and/or to the extent otherwise agreed by the Investor in writing, a person who is not party to this Agreement has no right to enforce directly any term of this Agreement; provided, that each Indemnitee may enforce directly his, her or its rights pursuant to Section 15 of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including any Indemnitee) is not required for any variation of, amendment to, or release, rescission or termination of, this Agreement.

23.            No Joint Liability Among the Fund, the Adviser and the Administrator. The Fund shall not be liable for the fulfillment of any obligation of the Adviser or the Administrator under or in connection with this Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Fund or the Administrator under or in connection with this Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Fund or the Adviser under or in connection with this Agreement. There shall be no joint and several liability of the Fund, the Adviser and the Administrator for any obligation under or in connection with this Agreement.

24.            General.

(a)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.. This Agreement shall be governed by the laws of the State of New York.

(b)            UNLESS OTHERWISE AGREED BY THE FUND IN WRITING, THE INVESTOR AND THE FUND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE FUND, THE ADVISER (OR THEIR RESPECTIVE PARTNERS, MEMBERS, MANAGERS, OFFICERS, PRINCIPALS, DIRECTORS, EMPLOYEES, AGENTS, CONSULTANTS OR AFFILIATES, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE FUND, IN ANY WAY RELATING TO THE FUND, THIS AGREEMENT OR ANY FUND DOCUMENTS.

(c)            Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Captions and headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

21

Proprietary, Trade Secret and Confidential

[THE INVESTOR MUST COMPLETE THE
FOLLOWING SIGNATURE PAGE AND EXHIBITS]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

22

Proprietary, Trade Secret and Confidential

Annex 1

TRANSFER RESTRICTIONS

This Annex 1 is attached to and made a part of the Agreement with the Investor, and by signing this Agreement the Investor expressly agrees to be bound by the transfer restrictions contained in this Annex 1. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

The Investor may not Transfer its Capital Commitment without the express written consent of the Fund, which may be granted or withheld in the sole discretion of the Fund.

Prior to a Listing, if any, Transfers of Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and (ii) upon receipt of approval of such Transfer by the Adviser, which may be granted or withheld in the sole discretion of the Adviser. Specifically, the Fund may deny a Transfer (x) if the creditworthiness of the proposed transferee, as determined by the Fund in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be Fund Counsel) satisfactory in form and substance to the Fund:

•	such Transfer has been registered under the Securities Act in a transaction exempt from or not subject to the registration requirements thereunder, an exemption from registration is available or such sale or disposition is made in accordance with the provisions of Regulation S under the Securities Act and such Transfer does not violate any state (or other jurisdiction) securities or "blue sky" laws applicable to the Fund or the Shares to be Transferred;

•	in the case of a Transfer to a "benefit plan investor" (as defined in Section 3(42) of ERISA), such Transfer would not be a non-exempt "prohibited transaction" under ERISA or Section 4975 of the Code; and

•	such transfer would not cause all or any portion of the assets of the Fund to constitute "plan assets" under ERISA or Section 4975 of the Code.

Any person that acquires all or any portion of the Shares of the Investor in a Transfer permitted under this Annex 1 shall be obligated to pay to the Fund the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Fund, it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Fund shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Fund shall have given its prior written consent thereto and there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

Annex 1

Proprietary, Trade Secret and Confidential

Appendix A

Charter

Proprietary, Trade Secret and Confidential

Appendix B

Bylaws

Proprietary, Trade Secret and Confidential

Appendix C

Advisory Agreement

Proprietary, Trade Secret and Confidential

Appendix D

Administration Agreement

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.
Investor Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of Shares in Redwood Enhanced Income Corp.

SUBSCRIPTION

$
Amount of Subscription

If the Investor checks the box above, please attach a supplemental sheet that identifies the other stockholder and describes the relationship between the Investor and and describes the relationship between the Investor and such other stockholder.

Print or Type Name of Investor

The Investor is an "investment company" within the meaning of the Investment Company Act or an entity that would be an "investment company" but for the exception provided for in Section 3(c)(1) or 3(c)(7) thereof. ☐

Signed by:

(Title, if applicable)

Typed or printed address of Investor (as described in Section 10(l)):

Investor's Social Security or Federal Tax Identification No.:

Unless otherwise indicated, the undersigned consents to receive annual updates and changes to the Fund's "privacy notice" described in Section 10(u) above via e-mail or web site.

Please list Type of Entity (e.g., individual, corporation, estate, trust, partnership, exempt organization, nominee, custodian) and check the applicable box(es) below, if any:

If the Investor is a "FOIA Investor" as such term is defined in Section 10(r) of this Subscription Agreement: ☐

If the Investor is a "Benefit Plan Investor" for purposes of this Agreement: ☐

If the Investor is a "401(k)/IRA Investor" as such term is defined in Section 10(q) of this Agreement: ☐

If the Investor is an "Other Plan Investor" for purposes of this Agreement: ☐

Is the party signing this document acting as a nominee or custodian for another person or entity? Yes ☐ No ☐

Check the following box if, to the knowledge of the Investor, the Investor is controlled by, controls or is under common control with any other stockholder of the Fund. ☐

Country of residence for U.S. federal income tax purposes

State of residence for U.S. federal income tax purposes

Proprietary, Trade Secret and Confidential

REDWOOD ENHANCED INCOME CORP.

INVESTOR INFORMATION SHEET

Name of Investor: ______________________________________________________

Fed wire instructions for cash distributions:

Bank Name:
ABA#/SWIFT#:
Account Name:
Account Number:
Contact Name:
For Further Credit to Account Name:
For Further Credit to Account Number:

Primary contact person (to receive all correspondence, including Drawdown Notices, Catch-up Notices and distribution notices, tax information, information related to annual meetings, general correspondence and legal documents). This address will be included in the books and records of the Fund and will be used for purposes of providing notices to the Investor:

Name:
Phone Number:
E-mail Address:
Address:

Secondary contact person (to receive all correspondence):

Name:
Phone Number:
E-mail Address:
Address:

Legal contact person (to receive all legal documents):

Name:
Phone Number:
E-mail Address:
Address:

Please note that if any information is requested to be delivered to a party other than the Investor, the Adviser will retain sole discretion over whether such additional party may receive the information and/or whether such additional party may be required to execute a confidentiality agreement in connection therewith.

Proprietary, Trade Secret and Confidential

The foregoing Agreement is hereby accepted by the undersigned as of the acceptance date listed below:

REDWOOD ENHANCED INCOME CORP.

By:
Name:
Title: A Duly Authorized Officer

Date of Acceptance: _________________

Amount of Capital Commitment accepted by the Fund (if less than the amount set forth on the Investor's signature page above as permitted by Section 1): $________________________

If the Fund executes this Agreement and the preceding line is left blank, the Fund has accepted the Investor's subscription for Shares with a Capital Commitment in the amount set forth on the Investor's signature page.

Proprietary, Trade Secret and Confidential

EXHIBIT A

ACCREDITED INVESTOR STATUS

The Investor hereby represents and warrants, pursuant to Section 10(m) of the attached Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly next to which the Investor or its authorized representative has checked the corresponding box(es). Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

1.         ☐        The Investor is a natural person (or a 401(k)/IRA Investor directed by and for the benefit of a single natural person) whose net worth,1 either individually or jointly with such person's spouse or spousal equivalent2, exceeds $1,000,000.

2.         ☐        The Investor is a natural person (or a 401(k)/IRA Investor directed by and for the benefit of a single natural person) who (a) either had (i) individual income in excess of $200,000 in each of the previous two calendar years or (ii) joint income with that person's spouse or spousal equivalent2 in excess of $300,000 in each of the previously two calendar years and (b) reasonably expects to reach the same income level in the current calendar year.

3.         ☐        The Investor is a natural person (or a 401(k)/IRA Investor directed by and for the benefit of a single natural person) holding in good standing a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82), or a Licensed Investment Adviser Representative license (Series 65).

4.            The Investor is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

(a)	☐ A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

(b)	☐ A broker or dealer registered pursuant to Section 15 of the Exchange Act.

(c)	☐ The Investor is an investment adviser (a) registered pursuant to Section 203 of the Investment Advisers Act, (b) registered pursuant to the laws of a state within the United States or (c) relying on the exemption from registration with the U.S. Securities and Exchange Commission under Section 203(l) or 203(m) of the Investment Advisers Act.

(d)	☐ An insurance company as defined in Section 2(a)(13) of the Securities Act.

(e)	☐ An investment company registered under the Investment Company Act or a BDC.

1In calculating the Investor's net worth: (a) the Investor's primary residence shall not be included as an asset; (b) indebtedness that is secured by the Investor's primary residence, up to the estimated fair market value of the primary residence at the time of calculation, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the Investor's primary residence in excess of the estimated fair market value of the primary residence at the time of calculation shall be included as a liability. In calculating the Investor's joint net worth with the Investor's spouse or spousal equivalent, (i) the Investor's spouse's or spousal equivalent's primary residence (if different from the Investor's own) and indebtedness secured by such primary residence shall be treated in a similar manner and (b) joint net worth can be calculated as the aggregate net worth of the Investor and such Investor's spouse or spousal equivalent (i.e., the assets included in such joint net worth calculation need not be held jointly by the Investor and such Investor's spouse or spousal equivalent).

2Rule 501(j) under the Securities Act defines a "spousal equivalent" as a cohabitant occupying a relationship generally equivalent to that of a spouse.

Proprietary, Trade Secret and Confidential

(f)	☐ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

(g)	☐ A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

(h)	☐ An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons or entities that are accredited investors as described in one or more of the categories set forth in items 1 through 5 of this Exhibit A.

(i)	☐ A private business development company as defined in Section 202(a)(22) of the Advisers Act.

(j)	☐ An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(k)	☐ A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a "sophisticated person" (meaning a person that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund).

5.      ☐           The Investor is a revocable grantor trust and (a) each grantor of the trust has the power to revoke the trust at any time and regain title to the trust assets, (b) the grantors may amend the trust at any time and (c) each grantor is an accredited investor as described in one or more of the categories set forth in items 1 through 4 above. If the Investor is described by this item 5, the Investor should describe the circumstances under which the trust may be revoked and amended by the grantor(s).

Circumstances under which the trust is revocable and may be amended:

6.      ☐           The Investor is an entity (other than a trust) in which all of the equity owners are accredited investors as described in one or more of the categories set forth in items 1 through 4 of this Exhibit A. Beneficiaries of a trust are not considered equity owners for these purposes.

7.      ☐           The Investor is not described in any of the categories set forth above but is not a U.S. Person (as defined in Exhibit B).

Proprietary, Trade Secret and Confidential

EXHIBIT B

U.S. PERSON STATUS

The Investor hereby represents and warrants, pursuant to Section 10(m) of the attached Subscription Agreement, that he, she or it is a "U.S. Person" set forth in Rule 902(k) of Regulation S under the Securities Act.

If the Investor is not a U.S. Person, as set forth below, please check the following box: ☐

Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

A "U.S. Person" is defined for the purposes of Rule 902(k) of Regulation S under the Securities Act as any of the following:

(a)          A natural person resident in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the "United States").

(b)          A partnership or corporation organized or incorporated under the laws of the United States.

(c)          An estate of which any executor or administrator is a U.S. Person, unless, in the case of an estate of which any professional fiduciary acting as executor or administrator is a U.S. Person, the estate is governed by laws of a jurisdiction other than the United States and an executor or administrator who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate.

(d)          A trust of which any trustee is a U.S. Person, unless, in the case of a trust of which any professional fiduciary acting as trustee is a U.S. Person, a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

(e)          An agency or branch of a non-United States entity located in the United States.

(f)           A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

(g)          A discretionary account or similar account (other than an estate or trust) held by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States unless such account is held for the benefit or account of a non-U.S. Person.

(h)          A partnership or corporation (i) organized or incorporated under the laws of any jurisdiction other than the United States and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D of the Securities Act) who are not natural persons, estates or trusts.

Proprietary, Trade Secret and Confidential

EXHIBIT C

PLAN INVESTOR REPRESENTATIONS

The Investor hereby represents and warrants, pursuant to Section 10(q) of the attached Agreement, as set forth below. Investors for whom the answer to items 1, 3, 4 or 5 below is "Yes" shall be referred to in this Exhibit C and the Subscription Agreement as "Plan Investors." Please execute the signature block below even if all answers are "No." Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

1.            The Investor is, or is acting on behalf of: (a) an "employee benefit plan" within the meaning of Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA; (b) a "plan" within the meaning of Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code (including individual retirement accounts); or (c) any other entity or account that is deemed under applicable law to hold the assets of a plan described in (a) or (b) (each, a "Benefit Plan Investor").

☐ Yes                                    ☐ No

If the Investor answered "No" to this item 1 (i.e., the Investor is not a Benefit Plan Investor), it will promptly notify the Fund in writing in the event it ever becomes, or there is a material likelihood that it will become, a Benefit Plan Investor.

2.            If the answer to item 1 above is "Yes" based on clause (c) thereof (including insurance company general accounts), the current participation in the Investor (or the entity or account on whose behalf the Investor is acting) by Benefit Plan Investors, expressed as a percentage, is: _______% (the "Current Percentage"), and the maximum participation in the Investor (or the entity or account on whose behalf the Investor is acting) by Benefit Plan Investors, expressed as a percentage, while the Investor holds an interest in the Fund will be ________%.

The Investor expressly agrees to promptly disclose in writing any changes with respect to the Current Percentage, to promptly re-confirm such percentages in writing at any time upon the request of the Fund (or other person acting on behalf of the Fund), and to provide such other information reasonably requested by the Fund (or other person acting on behalf of the Fund) for purposes of determining whether or not the Fund is holding "plan assets."

3.            The Investor is, or is acting on behalf of, a "governmental plan" within the meaning of Section 3(32) of ERISA, a "foreign plan," or another plan or retirement arrangement that is not subject to Part 4 of Subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply or a partnership, limited liability company or other entity or account in which such a governmental plan, foreign plan or other plan or retirement arrangement holds 25% or more of the value of any class of equity interest in such entity or account or that is deemed to hold the assets of such a governmental plan, foreign plan or other plan or retirement arrangement under applicable law (each, an "Other Plan Investor").

☐ Yes                                    ☐ No

4.            The Investor is, or is acting on behalf of, a "church plan" within the meaning of Section 3(33) of ERISA.

☐ Yes                                    ☐ No

5.            The Investor is, or is acting on behalf of, an entity or account described under 29 C.F.R. § 2510.3-101(h) (such as, for example, a group trust, a bank common or collective trust or certain insurance company separate accounts).

☐ Yes                                    ☐ No

Proprietary, Trade Secret and Confidential

6.            Please indicate whether or not the Investor is (a) a person or entity who has discretionary authority or control with respect to the assets of the Fund, (b) a person or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Fund, or (c) an "affiliate" (within the meaning of 29 C.F.R. Section 2510.3-101(f)(3)) of a person or entity described in (a) or (b).

☐ Yes                                    ☐ No

7.            If the answer to any of items 1, 3, 4 or 5 above is "Yes," the Investor hereby represents and warrants to and agrees with the Fund that:

(a)	The decision to invest the Investor's assets in the Fund was made by fiduciaries independent of the Adviser and any placement agent, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of assets of the Investor in the Fund is prudent and made in accordance with the governing documents of the applicable employee benefit plan, plan or Other Plan Investor and such documents do not prohibit the investment contemplated herein, and the Investor and such parties have not relied on any advice or recommendation of the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates;

(b)	None of the Adviser or any placement agent nor any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to the Investor's investment in the Fund, nor have the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to the Investor based upon the Investor's investment policies or strategy, overall portfolio composition or diversification;

(c)	(i) The Investor has been informed of and understands the investment objectives and policies of the Fund; (ii) the Investor is aware of the provisions of Section 404 of ERISA or any similar provisions of applicable law governing the Investor ("Similar Law") relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (iii) the Investor has given appropriate consideration to the facts and circumstances relevant to the investment by the Investor in the Fund and has determined that such investment is reasonably designed, as part of the Investor's portfolio of investments, to further the purposes of the relevant plan(s); and (iv) the Investor's investment in the Fund is permissible under the documents governing the investment of its plan assets and under ERISA or Similar Law;

(d)	The terms of the Agreement, including all exhibits and attachments thereto, comply with the Investor's governing instruments and applicable laws governing the Investor, and the Investor will promptly advise the Fund in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Fund or the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates;

(e)	The Investor's purchase and holding of the Shares will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA or the Section 4975 of Code; and

(f)	In the case of any Other Plan Investor, the Fund's assets will not constitute the assets of the Investor, any plan the Investor is acting on behalf of, or any plan whose assets are held by the Investor under the provisions of any applicable law.

Proprietary, Trade Secret and Confidential

8.            If the Investor is a Benefit Plan Investor, then the Investor represents that the person acting on behalf of the Investor in exercising discretion in authorizing the investment and executing, or directing another party to execute, the Subscription Agreement and the person acting on behalf of the Investor in exercising discretion to authorize the continued investment in the Fund (the "Fiduciary") is:

(a)	Except in the case of a 401(k)/IRA Investor, any of:

(1)	A "bank" as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or federal agency;

(2)	An insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of a plan;

(3)	An investment adviser registered with the SEC under the Advisers Act or, if not registered as an investment adviser with the SEC under the Advisers Act by reason of paragraph (a)(1) of Section 203A thereof, is registered as an investment adviser under the laws of the U.S. state (referred to in such paragraph (a)(1)) in which it maintains its principal office and place of business;

(4)	A broker-dealer registered under the Exchange Act; or

(5)	A person that holds, or has under its management or control, and will have at all times the Investor is invested in the Fund, total assets of at least $50 million;

(b)	"Independent" of the Adviser, meaning that, among any other things required for independence for this purpose:

(1)	The Fiduciary is not an "affiliate" of the Adviser;

(2)	The Fiduciary does not have a relationship to or an interest in the Adviser or any of their respective affiliates that might affect the exercise of the Fiduciary's best judgment in connection with its decision to invest in the Fund or to authorize the continued investment in the Fund; and

(3)	The Fiduciary does not receive, and is not projected to receive, within the current U.S. federal income tax year, compensation or other consideration for his or her own account from the Adviser or any of their respective affiliates;

(c)	Capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (both in general and specifically to be undertaken by the Fund), including the decision on behalf of the Investor to invest in the Fund or to continue the investment in the Fund or to withdraw or redeem therefrom and has made an independent determination that the terms of the Fund Documents and the investments contemplated thereunder (including, without limitation, the payments of compensation to the Adviser) are prudent and in the best interests of the Investor;

(d)	Aware of and acknowledges and agrees that (i) neither the Adviser nor any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Investor's initial investment or continued investment in the Fund or any decision to withdraw or redeem therefrom, and (ii) the Adviser and their respective affiliates have a financial interest in the Investor's investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, as disclosed in the Fund Documents;

(e)	A fiduciary under ERISA or Section 4975 of the Code, or both, with respect to the Investor's investment in the Fund and is responsible for exercising independent judgment in evaluating such investment transaction; and

Proprietary, Trade Secret and Confidential

(f)	Aware of and acknowledges and agrees that (i) the Adviser and their respective affiliates have not provided, and will not provide, "investment advice" (within the meaning of ERISA) to the Investor or the Fiduciary with respect to any communications made to the Investor or the Fiduciary concerning the Investor's initial and continued investment in the Fund or its withdrawal or redemption therefrom and (ii) none of the Adviser or any of their respective affiliates is receiving a fee or other compensation directly from the Investor or the Fiduciary for the provision of investment advice (as opposed to other services) in connection with the initial or continued investment in the Fund or the Investor's withdrawal or redemption therefrom.

The Investor shall notify the Fund promptly after obtaining knowledge of the occurrence of any event which invalidates or otherwise renders inaccurate (or will be reasonably expected to invalidate or otherwise render inaccurate) any of the foregoing representations and warranties.

Name of Investor:

By:
Name:
Title:

Proprietary, Trade Secret and Confidential

EXHIBIT D

NOTICE REGARDING PRIVACY OF FINANCIAL INFORMATION

Institutions that provide certain financial products or services to individuals to be used for personal, family, or household purposes are required to provide written notices to their customers regarding disclosure of non-public personal information under Regulation S-P. The Fund has been advised that it may be subject to such requirement. This notice is being provided to the Investor (and its receipt is acknowledged by the Investor in Section 10(u) of the Subscription Agreement) to comply with Regulation S-P and so the Investor will know the type of information the Fund collects about it and the circumstances in which the information may be disclosed to third parties. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

In order to accurately and efficiently conduct the Fund's investment program, the Fund must collect and maintain certain non-public information about the Investor and the Fund's other investors. The Fund understands that it is the Fund's obligation to maintain the confidentiality of this information. As a consequence, the Fund does not disclose any non-public personal information about its investors or former investors to anyone other than the Fund's affiliates, investors, service providers and employees, if any, except as required by law. The following describes how non-public personal information may be disclosed to such persons:

Investors. The Fund may provide limited personally identifiable financial information, such as a schedule of investors and capital account information, to all investors in the Fund. Certain of the Fund's investors may retain consultants who receive this information on their behalf.

Affiliates and Service Providers. The Fund collects, and may disclose to its affiliates and service providers (e.g., the Fund's attorneys, accountants, lending institutions and entities that assist the Fund with the distribution of stock to its investors) on a "need to know" basis, limited non-public personal information about the Investor from the following sources:

•	Information the Fund receives from the Investor as set forth in the Subscription Agreement, investor questionnaire or similar forms, such as its name, address and social security or tax identification number; and

•	Information about the Investor's transactions with the Fund, the Fund's affiliates and service providers, or others, its participation in the Fund, such as its capital account balance, contributions and distributions, and, in the case of an investor that is an individual retirement account, information with regard to such account.

The Fund restricts access to any non-public personal information about the Investor to those persons who need to know that information to provide services to the Fund and its investors.

The Fund maintains physical, electronic and procedural safeguards to guard the Investor's non-public personal information. In addition, the Fund will continue to assess new technology for protecting information with regard to its investors.

This policy may change from time to time, and the Investor may review the Fund's current policy by requesting a copy. Only with the Investor's consent will the Fund share its personal information in any manner other than described herein.